 As filed with the Securities and Exchange Commission on December 24, 2013

                                                                                                                                                                     Registration Statement No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1197863 (I.R.S. Employer Identification No.)

3900 Paramount Parkway, Suite 150

Morrisville, North Carolina 27560

Telephone: (919) 456-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nadine Chien, Ph.D., Esq.

VP, Legal Affairs & Secretary

3900 Paramount Parkway, Suite 150

Morrisville, North Carolina 27560

Telephone: (919) 674-4080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds, Esq.

David P. Creekman, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Fax: (919) 781-4865

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act) (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, $0.001 par value per share	--	--	$ --	$ --
Preferred stock, $0.001 par value per share	--	--	--	--
Warrants	--	--	--	--
Debt Securities	--	--	--	--
Units	--	--	--	--
Total		--	$ 100,000,000	$12,880 (3)

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transaction.

(2)

The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 24, 2013

Prospectus

$100,000,000 of

Common Stock,

Preferred Stock,

Warrants,

Debt Securities and/or

Units

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock trades on The NASDAQ Global Market under the trading symbol “FURX.” On December 20, 2013, the last reported sale price of our common stock was $41.58 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

You should carefully read this prospectus, the prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 7 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context otherwise requires, “Furiex,” the “company,” “we,” “us,” “our” and similar names refer to Furiex Pharmaceuticals, Inc.

Furiex™ is our trade name, and Priligy®, the Priligy logo and the Furiex logo are our trademarks. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus, appear with the trade name, trademark or service mark notice and then throughout the remainder of this prospectus without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it might not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including “Risk Factors” beginning on page 7 and our financial statements and related notes thereto incorporated by reference herein, before making an investment decision.

Our Company

About Furiex Pharmaceuticals

We are a drug development collaboration company that uses innovative clinical development strategies to increase the value of partnered pharmaceutical assets and accelerate their development timelines. We collaborate with pharmaceutical and biotechnology companies to increase the value of their drug candidates by applying our novel approach to drug development, which we believe expedites research and development decision-making and can shorten drug development timelines. We share the risk with our collaborators by conducting and financing drug development programs, and in exchange, we share the potential rewards, receiving milestone and royalty payments for successful drug candidates. This business model is designed to help feed compound pipelines and deliver therapies to improve lives.

Our Company continues the compound partnering business started by Pharmaceutical Product Development, Inc., or PPD, in 1998. We became an independent publicly traded company on June 14, 2010, when PPD spun-off its compound partnering business through a tax-free, pro-rata dividend distribution of all of the shares of the Company to PPD shareholders. PPD does not have any ownership or other form of equity interest in the Company following the spin-off. The Company's operations are headquartered in Morrisville, North Carolina. Our website address is www.furiex.com. Information on our website is not incorporated herein by reference. We make available free of charge through our website press releases, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after we have electronically filed with, or furnished to, the Securities and Exchange Commission.

Business Description

Our goal is to fully in-license from or form strategic alliances with pharmaceutical and biotechnology businesses to develop and commercialize therapeutics in which the risks and rewards are shared. We seek to collaborate with pharmaceutical and biotechnology companies to increase the value of early stage drug candidates by applying our novel approach to drug development, which we believe expedites research and development decision-making and can shorten drug development timelines. Furiex’s team is staffed with key former PPD team members who demonstrated proven success in the drug development collaboration business while at PPD, as well as highly-qualified additional members. Our strategy is to invest in drug candidates that have a relatively straightforward path to regulatory approval and a large addressable market. Every drug candidate we review is subjected to our rigorous due diligence process by our team of experts who possess experience in all aspects of the drug development process.

Once we fully in-license or form an alliance, we use our drug development experience and financial resources to advance the drug candidate through clinical development. We apply a novel approach that we believe shortens drug development timelines and transforms research and development into revenues more rapidly than the typical development cycle for such collaborations. Specifically, we set the development strategy based on a product candidate’s best market position, design and manage non-clinical and clinical studies, manage the drug manufacturing programs and evaluate the efficacy and safety data necessary to obtain regulatory approvals for the drug candidate. We use service providers to execute the tasks needed to develop and commercialize our product candidates.

Most of our collaborations involve late-stage development and commercialization agreements with large pharmaceutical companies. Typically, if our collaborators are unable or unwilling to execute on late stage development and commercialization, then we have the option to seek new collaborators. In exchange for our drug development efforts and sharing the risk with our collaborator, we are entitled to receive milestone payments and royalties based on the continued development and commercialization success of the drug candidate, as described in more detail under “Our Portfolio” below.

Currently, we have rights to numerous compounds in various stages of development and commercialization, including:

●

Rights to royalties and regulatory and sales-based milestone payments from Takeda Pharmaceuticals Company Limited for alogliptin, alogliptin combination products and SYR-472 (trelagliptin) for the treatment of Type-2 diabetes. In Japan, Takeda currently markets alogliptin under the name Nesina® and two fixed dose combination tablets of Nesina and Actos® (pioglitazone) under the name Liovel®. In the United States, Takeda began marketing in mid-2013 Nesina (alogliptin) and the fixed-dose combination therapies, Oseni® (alogliptin and pioglitazone) and Kazano® (alogliptin and metformin) for treatment of Type-2 diabetes. Nesina is also approved for marketing in China, South Korea, and Europe. In September 2011, Takeda commenced Phase III clinical trials for trelagliptin in Japan for treatment of Type-2 diabetes. Takeda estimated the study will complete in the second half of 2013, but as of the date of this prospectus, Takeda has not publicly announced the results of this study.

●

Rights to royalties and sales-based milestones from Berlin-Chemie AG (Menarini Group), or Menarini, for Priligy® (dapoxetine), the first approved treatment in the world for premature ejaculation. In May 2012, we entered into an agreement whereby Alza Corporation and Janssen Pharmaceutical, NV (an affiliate of Johnson & Johnson) transferred worldwide Priligy rights to us. In 2012, we also entered into a license agreement with Menarini to commercialize Priligy in Europe, most of Asia, Africa, Latin America and the Middle East. Priligy will continue to be made available to patients, and we will still receive royalties, under a sales service agreement with Janssen, until the marketing authorizations are transferred to Menarini. Priligy is currently marketed in over 25 countries in Europe, Asia-Pacific and Latin America.

●

Eluxadoline[1], a mu opioid receptor agonist and delta opioid receptor antagonist, which we previously called MuDelta, currently in Phase III development for the treatment of diarrhea-predominant irritable bowel syndrome, or IBS-d. We licensed eluxadoline from Janssen in November 2009 and acquired full exclusive license rights to develop and commercialize eluxadoline under our existing development and license agreement in November 2011.

●

JNJ-Q2, a Phase III-ready fluoroquinolone antibiotic for the treatment of acute bacterial skin and skin structure infections, or ABSSSI, and community-acquired bacterial pneumonia, or CABP. We licensed JNJ-Q2 from Janssen in November 2009 and acquired full exclusive license rights to develop and commercialize JNJ-Q2 under our existing development and license agreement in April 2011.

1 United States Adopted Names Council (USAN) adopted, International Nonproprietary Names (INN) approval pending.

The following chart summarizes the status of our pipeline of compounds:

Country Key: US U.S.A. EU Europe JP Japan

PROGRAM	INDICATION	PHASE OF DEVELOPMENT: Preclinical	PI	PII	PIII	Marketing Application Submission	Market	LICENSOR	COLLABORATOR[1]
Internal Pipeline									
Eluxadoline (MuDelta)	Diarrhea-predominant IBS							Janssen	-
JNJ-Q2	Antibiotic			Complicated Skin Infections and Bacterial Pneumonia				Janssen	-
Partnered Pipeline									
Alogliptin (Nesina®)	Type 2 Diabetes					EU	US JP	Syrrx	Takeda
Alogliptin/pioglitazone (Oseni®,Liovel®)	Type 2 Diabetes					EU	US JP	Syrrx	Takeda
Alogliptin/metformin (Kazano®)	Type 2 Diabetes					EU	US	Syrrx	Takeda
Trelagliptin (SYR-472)	Type 2 Diabetes			US EU	JP			Syrrx	Takeda
Dapoxetine (Priligy®)	Premature Ejaculation						EU & ROW	Eli Lilly[2]	Menarini

[1]Refers to late-stage development and commercialization collaborator.

[2]Furiex originally licensed compound from Eli Lilly.

Offerings Under This Prospectus

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture was filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939.

Units

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Related to our Business

We anticipate that we will incur additional losses. We might never achieve or sustain profitability. If additional capital is not available, we might have to curtail or cease operations.

Our business has experienced significant net losses. We had net losses of $54.7 million, $49.0 million and $42.9 million in 2010, 2011 and 2012, respectively. We will continue to incur additional net losses until revenues from all sources reach a level sufficient to support our on-going operations. Because we or our collaborators or licensees might not successfully develop additional products, obtain required regulatory approvals, manufacture products at an acceptable cost or with appropriate quality, or successfully market products with desired margins, our expenses might continue to exceed any revenues we receive. Our commitment of resources to the continued development of our products might require significant additional funds for development. Our operating expenses also might increase if we:

●	move our earlier stage potential products into later stage clinical development, as we have done with eluxadoline;

●	encounter problems during clinical development that require a change in scope and/or timelines;

●	pursue clinical development of our potential products in new indications;

●	increase the number of patents we are prosecuting or otherwise expend additional resources on patent prosecution or defense; or

●	invest in or acquire additional technologies, product candidates or businesses.

In the absence of substantial licensing, milestone and other revenues from third-party collaborators, royalties on sales of products under our agreements with collaborators, future revenues from our products in development or other sources of revenues, we will continue to incur operating losses and might require additional capital to fully execute our business strategy. The likelihood of reaching, and time required to reach, sustained profitability are highly uncertain.

We might need to raise additional capital in the future to:

●	fund our research and development programs;

●	acquire complementary businesses or technologies;

●	respond to competitive pressures; or

●	commercialize our product candidates.

Our future capital needs depend on many factors, including:

●	the scope, duration and expenditures associated with our research and development programs;

●	continued progress in these programs;

●	the outcome of potential licensing transactions, if any;

●	competing technological developments;

●	the regulatory approval process for our product candidates; and

●	the cost of attracting and retaining employees.

We might seek to raise additional funds through public or private equity offerings, debt financings or additional collaborations and licensing arrangements. We might not be able to obtain additional financing on terms favorable to us, if at all. General market conditions might make it difficult for us to seek financing from the capital markets. We might have to relinquish rights to our technologies or product candidates, or grant licenses on terms that are not optimal to us, in order to raise additional funds. If adequate funds are not available, we might have to delay, reduce or eliminate one or more of our research or development programs and reduce overhead expenses, or restructure or cease operations. These actions might reduce the market price of our common stock.

Our near-term revenue is largely dependent on the success of Nesina and Priligy and we cannot be certain of the extent that our collaborators will be able to obtain regulatory approval for or achieve commercial success of drugs.

We currently are relying on Nesina and related products, and Priligy to generate revenue. While Priligy is approved for marketing outside of the U.S., it has not been approved in the U.S. and the FDA issued a “not approvable” letter with respect to the compound in October 2005. We currently do not have plans to re-submit the NDA. We have also invested a significant amount of time and financial resources in the development of eluxadoline. Our future success might depend in part on our ability to successfully complete Phase III clinical trials for eluxadoline, which began in June 2012. We have also invested a significant amount of time and financial resources in the development of JNJ-Q2. FDA guidance for developing drugs to treat community-acquired bacterial pneumonia includes challenging requirements for the drug developer. Our future success might depend in part on our collaborator’s ability to successfully complete the Phase III trial for this pneumonia indication using JNJ-Q2 in view of the FDA guidelines. We anticipate that our success will depend largely on the receipt of regulatory approval and successful commercialization of these drug candidates. The future success of these drug candidates will depend on several factors, including the following:

●	our ability to provide acceptable evidence of their safety and efficacy;

●	receipt of marketing approval from the FDA and any similar foreign regulatory authorities;

●	our or our partners ability to obtain and maintain commercial manufacturing arrangements with third-party manufacturers or establishing commercial-scale manufacturing capabilities;

●	collaborating with pharmaceutical companies or contract sales organizations to further develop, market and sell any approved drug; and

●	acceptance of any approved drug in the medical community and by patients and third-party payors.

Many of these factors are beyond our control. Accordingly, we cannot assure you that we will be able to continue generating revenues through the sale of Priligy, Nesina and related products or generate any revenue from the sale of other product candidates.

Our ability to continue to develop and commercialize our late stage product candidates likely depends on our ability to find new collaborators.

Our ability to succeed in our drug development business by advancing our late stage product candidates through Phase III clinical trials will depend on our ability to successfully find collaborators able to fund and execute late-stage development and commercialization of our product candidates. We generally conduct our drug development business in two stages. During the first stage, we in-license a product candidate from a collaborator and develop that candidate through Phase II clinical trials. If the product candidate successfully completes Phase II testing, we would likely enter a second stage during which we seek a collaborator, which might or might not be the same collaborator as in the first stage, for the continued late stage development and ultimate commercialization of the product candidate. Janssen, our original collaborator for eluxadoline and JNJ-Q2, has elected not to continue development of these two product candidates. If we cannot find a collaborator for final development and commercialization, we might not be able to complete the development and commercialization on our own due to the significant costs associated with these activities. As a result, we may not be able to recoup all or any part of our investment in the product candidate.

Our milestone and royalty payments from collaborators and the successful development and marketing of our product candidates depend on our collaborators continuing to develop and commercialize the product candidates. If our collaborators are not successful or choose not to develop these compounds, we might not receive future payment.

The drug development industry is under increasing economic pressure. The third parties with which we collaborate might not perform their obligations as expected or they might breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully or in a timely manner. Further, parties collaborating with us might not devote sufficient resources to the development, manufacture, regulatory strategy and approvals, marketing or sale of these product candidates. If the parties to our collaborative agreements do not fulfill their obligations, elect not to develop a candidate or fail to devote sufficient resources to it, our business could be materially and adversely affected. In these circumstances, our ability to further develop potential products could be severely limited.

We have agreements under which we rely on collaborators to manufacture our product candidates and essential components for those product candidates, design and conduct clinical trials, compile and analyze the data received from these trials, obtain regulatory approvals and, if approved, market these products. As a result, we might have limited or no control over the manufacturing, development and marketing of these potential products. In addition, the performance of our collaborators might not be sufficient or appropriate for regulatory review and approval for our product candidates. Further, we often rely on one manufacturer or other collaborator for such services, the loss of which could significantly delay the development of any of our product candidates. Our milestone and royalty payments rely on the performance of our collaborators and would be impacted by any delay or termination by our collaborators.

Our collaborators can terminate our collaborative agreements under certain conditions. A collaborator may terminate its agreement with us or separately pursue alternative products, therapeutic approaches or technologies as a means of developing treatments for the diseases targeted by us, or our collaborative effort. Even if a collaborator continues to contribute to the arrangement, it might nevertheless decide not to actively pursue the development or commercialization of any resulting products. In these circumstances, our ability to further develop potential products could be severely limited. While we generally seek non-compete terms in our agreements with our collaborators for the products we are developing, the enforcement of a non-compete can be expensive and difficult to monitor and enforce and might be subject to being invalidated by a court or judge.

Continued funding and participation by collaborators will depend on the continued timely achievement of our research and development objectives, the retention of key personnel performing work under those agreements and on each collaborator’s own financial, competitive, marketing and strategic capabilities and priorities. These considerations include:

●	the commitment of each collaborator’s management to the continued development of the licensed products or technology;

●	the relationships among the individuals responsible for the implementation and maintenance of the development efforts; and

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the relative advantages of alternative products or technology being marketed or developed by each collaborator or by others, including their relative patent and proprietary technology positions, and their ability to manufacture potential products successfully.

The willingness of our existing collaborators to continue development of our potential products and our ability to enter into new relationships depends upon, among other things, our patent position with respect to such products. If we are unable to successfully obtain and maintain patents, we might be unable to collect royalties on existing licensed products or enter into additional agreements.

If we are unable to enter into agreements with third parties to market and sell our drug candidates or are unable to establish our own sales and marketing capabilities, we might be unable to generate product revenue.

We do not currently have the resources to sell, market or distribute any pharmaceutical products. In order to market any of our products, including eluxadoline, that receive regulatory approval, we must either make arrangements with third parties to perform these services, or build our own sales, marketing, managerial and other non-technical capabilities. We do not have significant experience with respect to the latter alternative, which would be difficult, expensive and time-consuming, but we might pursue it. If we are unable to make arrangements with a third party on beneficial terms or at all, or if we try to market and sell products ourselves, we might not be able to generate product revenue and might not become profitable.

If we attempt and are unable to transition successfully from a drug development company to a company that commercializes therapeutics, our operations will suffer.

We are reaching a critical juncture in our development, potentially transitioning from a drug development company to one moving toward commercializing a product, eluxadoline, on our own, assuming it is approved for marketing by the FDA. We have not previously commercialized a product without a collaborator. If we decide to do so, we will require a well-structured plan to make this transition, including the following measures, among others:

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add a significant number of new personnel, particularly in product commercialization, compliance, sales and marketing, medical affairs, regulatory, reimbursement and other areas new to us, including personnel with significant Phase 3-to-commercialization experience;

●	oversee manufacturing scale-up to commercial volumes;

●	develop comprehensive and detailed commercialization and regulatory plans, including to address reimbursement matters in an increasingly complex heathcare regulatory environment;

●	implement standard operating procedures and other quality control mechanisms for commercial operations; and

●	align our management structure to accommodate the increasing complexity of our operations.

If we are unable to accomplish these measures in a timely manner, we would be at considerable risk of failing to successfully launch and commercialize eluxadoline. Even if we are successful, this process will be expensive and time-consuming and will likely increase our losses for some period of time.

We might obtain future financing through the issuance of debt or equity or other forms of financing, which might have an adverse effect on our shareholders or otherwise adversely affect our business.

If we raise funds through the issuance of debt or equity or other forms of financing, any debt securities or preferred stock issued will have rights, preferences and privileges senior to those of holders of our common stock in the event of liquidation. In such event, there is a possibility that once all senior claims are settled, there might be no assets remaining to pay out to the holders of our common stock. In addition, if we raise funds through the issuance of additional equity, whether through private placements or public offerings, such an issuance would dilute the ownership of our then current shareholders.

The terms of debt securities might also impose restrictions on our operations, which might include limiting our ability to incur additional indebtedness, to pay dividends on or repurchase our capital stock, or to make certain acquisitions or investments. For example, under our loan and security agreements with MidCap Funding III, LLC, MidCap Funding RE Holdings, LLC and Silicon Valley Bank, and with the Fredric Eshelman Trust, we are subject to various affirmative and negative covenants, including that we may not enter into a merger or consolidation or certain change of control events or incur additional indebtedness, in each case subject to certain customary exceptions. In addition, we might be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control.

Our operating expenses and results and any revenue likely will fluctuate in future periods.

Our revenues and expenses are unpredictable and likely will fluctuate from quarter to quarter due to, among other things, the timing and the unpredictable nature of clinical trials and related expenses, including payments owed by us and to us under collaborative agreements for reimbursement of expenses, future milestone revenues under collaborative agreements, royalties owed to us related to sales of Priligy and Nesina and related products and any royalty payments which may be owed by us under collaborative or other agreements. For example, under our agreement with Takeda for Nesina, we may be responsible for royalty payments in Japan up to 0.5%, subject to a quarterly cap, for payments made by Takeda to a licensor for patent(s), if granted, in Japan covering intellectual property related to Nesina. In addition, the recognition of clinical trial and other expenses that we otherwise would recognize over a period of time under applicable accounting principles might be accelerated or expanded in certain circumstances. In such a case, it might cause our expenses during that period to be higher than they otherwise would have been had the circumstances not occurred. For example, if we terminate a clinical trial for which we paid non-refundable upfront fees to a clinical research organization and in which we did not accrue all of the patient costs, the recognition of the expense associated with those fees that we were recognizing as we accrued patient costs would be accelerated and recognized in the period in which the termination occurred.

We are dependent on the performance of service providers.

We rely on service providers, such as contract manufacturers, clinical research organizations, medical institutions and clinical investigators, including physician sponsors, to conduct nearly all of our clinical trials, including recruiting and enrolling patients in the trials. In connection with the spin-off, we entered into a Master Development Services Agreement with PPD pursuant to which PPD provides us clinical development services at discounted rates on a preferred provider basis. If PPD or any of these other parties do not successfully carry out their contractual duties or meet expected deadlines, we might be delayed or might not obtain regulatory approval for or be able to commercialize our product candidates. If any of the third parties upon whom we rely to conduct our clinical trials do not comply with applicable laws, successfully carry out their obligations or meet expected deadlines, our clinical trials might be extended, delayed or terminated.

If the quality or accuracy of the clinical data obtained by third party contractors is compromised due to their failure to adhere to applicable laws or our clinical protocols, or for other reasons, we might not obtain regulatory approval for or successfully commercialize any of our product candidates. If our relationship with any of these organizations or individuals terminates, replacing any of these third parties could delay our clinical trials and could jeopardize our ability to obtain regulatory approvals and commercialize our product candidates on a timely basis, if at all. For example, we rely on our clinical research organizations’ computer programming and data management capabilities to run and support our clinical programs in such a manner to meet all necessary regulatory and compliance standards.

Risks Relating to Our Operations

We might not successfully operate the compound partnering business as an independent entity.

It takes many years for a drug development business like ours to generate revenue and income. Although we have experience operating our compound partnering business within PPD’s Discovery Sciences segment since 1998, we might not be successful in operating this business as a stand-alone company. Generating revenue and income, consistently or at all, from our drug development business and compound partnering activities depends on our ability to:

●	develop products internally or obtain rights to them from others on favorable terms;

●	successfully complete non-clinical and clinical studies;

●	obtain clinical trial materials of sufficient quality or quantity;

●	obtain and maintain intellectual property rights to these products;

●	obtain and maintain regulatory approvals;

●	enter into agreements with third parties to continue the development and commercialization of drug candidates; and

●	enter into arrangements with third parties to manufacture products on our behalf and to provide sales and marketing functions.

We must attract and retain key employees in order to succeed.

To be successful, our unique business model requires that our personnel have extensive experience in designing and implementing drug development programs that will run faster than typical studies in the industry. We also require qualified personnel, experienced at building and maintaining relationships with our collaborators. We rely on the services of our senior management, particularly our President and Chief Medical Officer, June Almenoff, our Senior Vice President—Research, Gail McIntyre, and our Senior Vice President—Clinical Development and Operations, Paul Covington, as well as our Chief Financial Officer and Vice President—Strategic Development, Sailash Patel, who took on the former role on November 15, 2013, and our Vice President—Legal Affairs, Nadine Chien, the loss of any of whom could adversely impact our operations. We will also need to recruit, hire and retain additional personnel with relevant experience if we decide to commercialize eluxadoline ourselves if it is approved by the FDA.

We do not carry key man insurance on any of these individuals or any of our other officers or employees. Any inability to hire additional qualified personnel might also require an increase in the workload for both existing and new personnel. We might not be successful in attracting new scientists or management, or in retaining or motivating our existing personnel. The shortage of experienced scientists and managers capable of working within our unique business model might lead to increased recruiting, relocation and compensation costs for these professionals, which might exceed our forecasts. If we are unable to attract and retain any of these personnel, our ability to execute our business plan will be adversely affected.

If our product identification efforts are not successful, we might not be able to effectively develop new products.

Our product candidates are in various stages of development. Some or all of our product candidates might never be developed for any number of reasons, including failure to meet clinical trial tests and failure to receive regulatory approval. For example, we suspended our PPD-10558 program due to unfavorable efficacy data from the Phase II clinical trial. To maintain our business, we need to have a sufficient pipeline of product candidates. Our success in identifying new product candidates depends upon our ability to identify and validate new targets through in-licensing or collaborative arrangements. In order to increase the possibilities of identifying compounds with a reasonable chance for success in clinical studies, part of our business strategy is to identify a higher number of potential targets than we expect to be able to progress through clinical development. If we are unsuccessful in our efforts to identify or obtain rights to new product candidates that lead to the required regulatory approvals and the successful commercialization of products, our business could be harmed.

We or our collaborators might not be able to attract a sufficient number of sites or enroll a sufficient number of patients in a timely manner in order to complete our clinical trials.

The rate of completion of clinical trials is significantly dependent upon the rate of patient enrollment. Patient enrollment is a function of many factors, including:

●	changing regulatory requirements;

●	the size of the patient population;

●	perceived risks and benefits of the drug under study;

●	availability of competing therapies, including those in clinical development;

●	availability of clinical drug supply;

●	participation of qualified clinical trial sites;

●	availability and willingness of potential participants to enroll in clinical trials;

●	design of the protocol;

●	proximity of, and access by patients to, clinical sites;

●	patient referral practices of physicians;

●	eligibility criteria for the study in question; and

●	efforts of the sponsor of, and clinical sites involved in, the trial to facilitate timely enrollment.

For example, patient enrollment for our Phase II Proof-of-Concept trial of JNJ-Q2 in hospitalized pneumonia patients was slower than expected. We might have difficulties obtaining sufficient patient enrollment or clinician support to conduct our clinical trials as planned, and we might need to expend additional funds to obtain access to resources or delay or modify our plans significantly. These considerations might result in our being unable to successfully achieve our projected development timelines, or potentially even lead us to consider the termination of on-going clinical trials or development of a product for a particular indication.

Many of our drug candidates are in development and we or our collaborators might not be able to obtain regulatory approval for our product candidates.

The development and commercialization of pharmaceutical products are subject to extensive governmental regulation in the United States and foreign countries. Government approvals are required to develop, market and sell the potential drug candidates we develop alone or with others under our risk-sharing arrangements. Especially for the early-stage compounds we target for in-licensing, obtaining government approval to develop, market and sell drug candidates is time-consuming and expensive. Further, clinical trial results for a particular drug candidate might not satisfy requirements to obtain government approvals. For example, in late 2005, Janssen, our collaborator at the time on dapoxetine, received a “not approvable” letter from the FDA. In addition, governmental approvals might not be received in a timely manner, if at all, and we and our collaborative partners might not be able to meet other regulatory requirements for our products. Finally, even if we are successful in obtaining all required approvals to market and sell a drug candidate, post-approval requirements and the failure to comply with other regulations could result in suspension or limitation of government approvals.

In connection with drug development activities outside the United States, we and our collaborators will be subject to foreign regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical products. These requirements vary from country to country. Even if approval has been obtained for a product in the United States, approvals in foreign countries must be obtained prior to marketing the product in those countries. The approval process in foreign countries could be more or less rigorous and the time required for approval might be longer or shorter than that required in the United States. Clinical studies conducted outside of any particular country might not be accepted by that country, and the approval of a pharmaceutical product in one country does not assure that the product will be approved in another country.

The failure to gain sufficient reimbursement and market acceptance of our product candidates among the medical community would adversely affect our future revenue.

Even if approved, our product candidates might not be approved by third party payors for reimbursement and commercially viable levels, which would limit sales or hurt our revenues and the results of our operations. In addition, our products might not gain market acceptance among physicians, patients, third-party payors and the medical community. We might not achieve market acceptance even if clinical trials demonstrate safety and efficacy and we obtain the necessary regulatory and reimbursement approvals. The degree of market acceptance of any product candidates that we develop will depend on a number of factors, including:

●	establishment and demonstration of clinical efficacy and safety;

●	cost-effectiveness of our product candidates versus competing products;

●	their potential advantage over alternative treatment methods;

●	pricing requirements in various markets;

●	reimbursement policies of government and third-party payors; and

●	marketing and distribution support for our product candidates, including the efforts of our collaborators where they have marketing and distribution responsibilities.

Physicians will not recommend our products until clinical data or other factors demonstrate the safety and efficacy of our product as compared to conventional drug and other treatments. Even if we establish the clinical safety and efficacy of our product candidates, physicians might elect not to use our product for any number of other reasons, including whether the mode of administration of our products is effective for certain indications. The failure of our product candidates to achieve significant market acceptance would materially harm our business, financial condition and results of operations.

We might face additional regulation in the U.S. if our drug candidate eluxadoline is classified as a controlled substance by the Drug Enforcement Agency.

The Drug Enforcement Agency, or DEA, regulates drugs that are controlled substances. Controlled substances are those drugs that appear on one of the five schedules promulgated and administered by the DEA under the Controlled Substances Act, or CSA. Any drug that acts on the central nervous system has the potential to become a controlled substance, and scheduling by the DEA is an independent process that might delay the commercial launch of a drug even after FDA approval of the NDA. The CSA governs, among other things, the inventory distribution, recordkeeping, handling, security and disposal of controlled substances.

Eluxadoline is a novel, orally active, investigational agent in Phase III development, with combined mu opioid receptor agonist and delta opioid receptor antagonist activity. Because it likely acts on the central nervous system, eluxadoline has the potential to be scheduled as a controlled substance by the DEA. However, our animal and clinical studies indicate eluxadoline is not absorbed into the blood in an appreciable amount via an oral route of administration, thus limiting delivery to the central nervous system. If the DEA schedules eluxadoline as a controlled substance, we will be subject to periodic and on-going inspections by the DEA and similar state drug enforcement authorities to assess our on-going compliance with the DEA’s regulations. Any failure to comply with these regulations could lead to a variety of sanctions, including the revocation, or a denial of renewal, of any DEA registrations, injunctions, or civil or criminal penalties. Additionally, if the DEA schedules a drug because it is addictive, doctors might be reluctant to prescribe that drug. It is possible that the DEA will schedule eluxadoline as a controlled substance, and, based on the type of scheduling, doctors might not prescribe eluxadoline as frequently as they would otherwise, which could negatively impact our revenues.

We face significant competition.

We face significant competition, including from entities that have substantially greater resources and more experience in the commercialization and marketing of pharmaceuticals than we have. Potential competitors in the United States and other countries include major pharmaceutical and biotechnology companies and specialized pharmaceutical companies. These entities have developed and are developing compounds that might compete with our products in development. These competitors might succeed in more rapidly developing and marketing technologies and products that are more effective than our product candidates or technologies or that would render any future commercialized products or technology obsolete or noncompetitive. Our product candidates and any future commercialized products might also face significant competition from both brand-name and generic manufacturers that could adversely affect any future sales of our products.

Any product that we or our collaborators succeed in developing and for which regulatory approval is obtained must then compete for market acceptance and market share. The relative speed with which we and our collaborators can develop products, complete the clinical testing and approval processes, and supply commercial quantities of the products to the market compared to competitive companies will affect market success. In addition, the amount of marketing and sales resources and the effectiveness of the marketing used with respect to a product will affect its marketing success. Other factors affecting the ability of our products to compete include their efficacy and safety, the manner and frequency of their administration, and the extent of any reimbursement coverage.

In addition, some CRO services providers and private equity funds are developing risk sharing models to finance the pharmaceutical industry’s pipeline. As these types of business models evolve, there will be increasing competition for compounds and funds to develop those compounds.

We must protect our patent and other intellectual property rights to succeed.

Our success is dependent in part on our ability to develop and protect patent and other intellectual property rights and operate without infringing the intellectual property rights of others.

Our pending patent applications might not result in the issuance of valid patents, or the claim scope of our issued patents might not provide competitive advantages. Also, our patent protection might not prevent others from developing competitive products using related or other technology that does not infringe our patent rights. In addition, our patent for Priligy is for method of use and not composition of matter. Further, patent applications are confidential for a period of time after filing. We therefore might not know that a competitor has filed a patent application covering subject matter similar to subject matter in one of our patent applications or that we were the first to invent the innovation we seek to patent. This might lead to disputes including interference proceeding or litigation to determine rights to patentable subject matter. These disputes are often expensive and might result in our being unable to patent an innovation.

The scope, enforceability and effective term of patents can be highly uncertain and often involve complex legal and factual questions and proceedings. No consistent policy has emerged regarding the breadth of claims in pharmaceutical or biotechnology patents, so that even issued patents might later be modified or revoked by the relevant patent authorities or courts. These proceedings could be expensive, last several years and either prevent issuance of additional patents to us or result in a significant reduction in the scope or invalidation of our patents. Any limitation in claim scope could reduce our ability to negotiate future collaborative research and development agreements based on these patents. Moreover, the issuance of a patent in one country does not assure the issuance of a patent with similar claim scope in another country, and claim interpretation and infringement laws vary among countries, so we are unable to predict the extent of patent protection in any country. Although we might obtain patents for our intellectual property, third parties could challenge the patents before they expire. Further, the grant of a patent does not mean that the issued patent will necessarily be held valid and enforceable by a court. If a governmental agency or court determines that a patent we hold is invalid, noninfringed or unenforceable, the patent will not provide us with market exclusivity, and third parties could therefore enter the market with competing products prior to the expiration of the patent.

In certain cases, we rely upon our collaborator to file, negotiate and maintain patents covering a licensed product. Our collaborators might fail to adequately obtain and maintain such patents.

In addition to seeking the protection of patents and licenses, we also rely upon trade secrets, know-how and continuing technological innovation that we seek to protect, in part, by confidentiality agreements with employees, consultants, suppliers and licensees. If these agreements are not honored, we might not have adequate remedies for any breach. Additionally, our trade secrets might otherwise become known or patented by our competitors.

We might need to obtain patent licenses from others in order to manufacture or sell our potential products and we might not be able to obtain these licenses on terms acceptable to us or at all.

Other companies, universities and research institutions might obtain patents that could limit our ability to use, import, manufacture, market or sell our products or impair our competitive position. As a result, we might need to obtain licenses from others before we could continue using, importing, manufacturing, marketing, or selling our products. We might not be able to obtain required licenses on terms acceptable to us, if at all. If we do not obtain required licenses, we might encounter significant delays in product development while we redesign potentially infringing products or methods or we might not be able to market our products at all.

Changes in the U.S. and international healthcare industry, including reimbursement rates, could adversely affect the commercial value of our development product candidates.

The U.S. and international healthcare industry is subject to changing political, economic and regulatory influences that may significantly affect the purchasing practices and pricing of pharmaceutical products. The laws and regulations governing the international healthcare industry, including pharmaceutical products, may change, and additional government regulations might be enacted, which could prevent or delay regulatory approval of our product candidates. The U.S. Congress adopted healthcare reform and might adopt other legislation that could have the effect of putting downward pressure on the prices that pharmaceutical and biotechnology companies can charge for prescription drugs. Cost-containment measures, whether instituted by healthcare providers or imposed by government health administration regulators or new regulations, could result in greater selectivity in the purchase of drugs. As a result, third-party payors might challenge the price and cost effectiveness of our products. In addition, in many major markets outside the United States, pricing approval is required before sales may commence. As a result, significant uncertainty exists as to the reimbursement status of approved healthcare products.

We might not be able to obtain or maintain our desired price for the products we develop. Any product we introduce might not be considered cost-effective relative to alternative therapies. As a result, adequate third-party reimbursement might not be available to enable us to obtain or maintain prices sufficient to realize an appropriate return on our investment in product development. Also, the trend towards managed healthcare in the United States and the concurrent growth of organizations such as health maintenance organizations, as well as legislative proposals to reform healthcare or reduce government insurance programs, might all result in lower prices, reduced reimbursement levels and diminished markets for our products. These factors will also affect the products that are marketed by our collaborators and licensees. We cannot predict the likelihood, nature or extent of adverse government regulation that might arise from legislation or administrative action, either in the United States or abroad. If we are not able to maintain regulatory compliance, we might not be permitted to market our future products and our business could suffer.

Manufacturing changes might result in delays in obtaining regulatory approval or marketing for our products.

If we or our partners make changes in the manufacturing process for any of our products, we or our partners might be required to demonstrate to the applicable regulatory agencies that the changes have not caused the resulting drug material to differ significantly from the drug material previously produced. Further, any significant manufacturing changes for the production of our product candidates could result in delays in development or regulatory approval or in the reduction or interruption of commercial sales of our product candidates. Our partners’ contract manufacturers’ inability to maintain manufacturing operations in compliance with applicable regulations within our planned time and cost parameters could materially harm our business, financial condition and results of operations.

We have made manufacturing changes and could make additional manufacturing changes for the production of our products currently in clinical development. These manufacturing changes or an inability to immediately show comparability between the older material and the newer material after making manufacturing changes could result in delays in development or regulatory approvals or in reduction or interruption of commercial sales and could impair our competitive position.

Our business might be harmed if we cannot obtain sufficient quantities of raw materials.

We depend on outside vendors for the supply of raw materials used to produce our product candidates for use in clinical trials. Once a supplier’s materials have been selected for use in the manufacturing process, the supplier in effect becomes a sole or limited source of that raw material due to regulatory compliance procedures. If the third-party suppliers were to cease production or otherwise fail to supply us with quality raw materials and we were unable to contract on acceptable terms for these services with alternative suppliers, our ability to produce our products and to conduct preclinical testing and clinical trials of product candidates would be adversely affected. This could impair our competitive position.

We must comply with extensive government regulations and laws.

We and our collaboration partners are subject to extensive regulation by federal government, state governments, and the foreign countries in which we conduct our business.

In particular, we are subject to extensive and rigorous government regulation as a developer of drug candidates. For example, the FDA regulates, among other things, the development, testing, research, manufacture, record-keeping, labeling, storage, approval, quality control, adverse event reporting, advertising, promotion, sale and distribution of pharmaceutical products. Our product candidates are subject to extensive regulation by foreign governments. The regulatory review and approval process, which includes preclinical studies and clinical trials of each product candidate, is lengthy, expensive and uncertain.

We must rely on our contract manufacturers and third-party suppliers for regulatory compliance and adhering to the FDA’s current Good Manufacturing Practices, or cGMP, requirements. If these manufacturers or suppliers fail to comply with applicable regulations, including FDA pre-or post-approval inspections and cGMP requirements, then the FDA could sanction us. These sanctions could include fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delay, suspension or withdrawal of approvals, license revocation, product seizures or recalls, operational restrictions or criminal prosecutions, any of which could significantly and adversely affect our operating results.

If our operations are found to violate any applicable law or other governmental regulations, we might be subject to civil and criminal penalties, damages and fines. Similarly, if the hospitals, physicians or other providers or entities with which we do business are found non-compliant with applicable laws, they might be subject to sanctions, which could also have a negative impact on us. The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations, and additional legal or regulatory change. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation.

We expend a significant amount of resources on compliance efforts and such expenses are unpredictable and might adversely affect our operating results. Changing laws, regulations and standards might also create uncertainty and increase insurance costs. We are committed to compliance and maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest all reasonably necessary resources to comply with evolving standards, and this investment might result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We might incur significant costs in order to comply with environmental regulations or to defend claims arising from accidents involving the use of hazardous materials.

We are subject to federal, state and local laws and regulations governing the use, discharge, handling and disposal of materials and wastes used in our operations. As a result, we might be required to incur significant costs to comply with these laws and regulations. We cannot eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for any resulting damages and incur liabilities that exceed our resources. In addition, we cannot predict the extent of the adverse effect on our business or the financial and other costs that might result from any new government requirements arising out of future legislative, administrative or judicial actions.

We might be subject to product liability claims, and our insurance coverage and indemnification rights might not be adequate to cover these claims.

We face an inherent business risk of exposure to product liability and other types of claims in the event that the use of products during research and development efforts or after commercialization results in death, personal injury or other adverse effects.

Pre-clinical and clinical trials are conducted during the development of our drug candidates to determine the safety and efficacy of potential products for use by humans following approval by regulatory authorities. Despite our efforts to determine the safety of our drug candidates in pre-clinical studies and use of clinical study protocols approved by regulators, unanticipated negative side effects might become evident only when the drug candidates have been delivered to humans during clinical trials or used by patients in the marketplace.

This risk exists even with respect to any products that receive regulatory approval for commercial sale. While we will procure and maintain liability insurance with coverage up to $15.0 million per occurrence and in the aggregate, and generally have indemnification rights under our collaboration agreements, our insurance might not be sufficient to satisfy any or all liabilities that might arise, and our indemnification rights might not apply or be sufficient to cover such claims. Also, adequate insurance coverage might not be available in the future at acceptable cost, if at all.

Our operations might be affected by the occurrence of a natural disaster or other catastrophic event.

We depend on our collaboration partners, service providers and other facilities for the continued operation of our business. Natural disasters or other catastrophic events, including terrorist attacks, pandemic flu, hurricanes, floods and ice storms, could disrupt our operations or those of our collaboration partners, which could also affect us. Even though we carry business interruption insurance policies and typically have provisions in our contracts that protect us in certain events, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. Any natural disaster or catastrophic event affecting us, or our collaboration partners, could have a significant negative impact on our operations and financial performance.

We, and the clinical research organizations who conduct our clinical trials, must protect electronic information and assets to succeed.

We rely on critical and sensitive data, such as personally identifiable patient information, trade secrets, intellectual property and corporate strategic plans. Security of this type of data is exposed to increasing external threats. We and our CROs are also subject to various standards for the protection of personally identifiable information. Failure to implement appropriate safeguards to adequately protect against any unauthorized or unintentional access, acquisition, use, modification, loss or disclosure of this critical or sensitive data may adversely affect our operations.

Risks Resulting from Our Spin-Off from PPD

We have a limited history operating as an independent company upon which you can evaluate us.

We have a limited operating history as a stand-alone entity. While our compound partnering business has constituted a part of the historic operations of PPD since 1998, we have only operated as a stand-alone company without the CRO business since June 2010. Following the spin-off, as an independent company, our ability to satisfy our obligations and achieve profitability will be solely dependent upon the future performance of our compound partnering business, and we will not be able to rely upon the capital resources and cash flows of the CRO business remaining with PPD.

We might have received better terms from unaffiliated third parties than the terms we receive in our agreements with PPD.

The agreements we entered into with PPD in connection with the spin-off, including the Master Development Services Agreement, the sublease, the Employee Matters Agreement and the Transition Services Agreement, were negotiated while we were still part of PPD. The terms of these agreements relate to, among other things, drug development services to be provided to us by PPD, the subleasing of our offices, employee benefit matters and the provision of transition services to us by PPD. The Master Development Services Agreement requires us to use PPD for specified drug development services for three years contingent on PPD’s expertise and capabilities to provide the needed services. While we believe the terms and conditions of these agreements with PPD are reasonable and acceptable to us, they might not reflect the same terms and conditions that we could have obtained had we sought competitive bids from and negotiated with unaffiliated parties.

Risks Relating to Our Common Stock

Various factors could negatively affect the market price or market of our common stock, which has traded publicly since June 2010.

Our stock has a limited trading history because we only became a separate public company in June 2010, and our trading volume is lower than many companies, which could make investing in our stock riskier than more established companies. In addition, market prices for securities of pharmaceutical companies have been highly volatile, and we expect such volatility to continue for the foreseeable future, so that investment in our securities involves substantial risk. Additionally, the stock market from time to time has experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. The following are some of the factors that might have a significant effect on the market price of our common stock:

●	developments or disputes as to patent or other proprietary rights;

●	approval or introduction of competing products and technologies;

●	results of clinical trials;

●	failures or unexpected delays in timelines for our potential products in development, including the obtaining of regulatory approvals;

●	delays in manufacturing or clinical trial plans;

●	fluctuations in our operating results;

●	market reaction to announcements by other biotechnology or pharmaceutical companies;

●	initiation, termination or modification of agreements with our collaborators or disputes or disagreements with collaborators;

●	loss of key personnel;

●	litigation or the threat of litigation;

●	public concern as to the safety of drugs developed by us;

●	sales of our common stock held by our directors and executive officers; and

●	comments and expectations of results made by securities analysts or investors.

If any of these factors causes us to fail to meet the expectations of securities analysts or investors, or if adverse conditions prevail or are perceived to prevail with respect to our business, the price of our common stock would likely drop significantly. A significant drop in the price of a company’s common stock often leads to the filing of securities class action litigation against such a company. This type of litigation against us could result in substantial costs and a diversion of management’s attention and resources.

Your percentage ownership in Furiex might be diluted in the future.

Your percentage ownership in Furiex might be diluted in the future because of equity awards that we expect will be granted to our directors, officers and employees, as well as any future equity financing.

Our Chairman and largest stockholder, Fred Eshelman, has the ability to influence the outcome of director elections and other matters requiring stockholder approval.

Our Chairman, Fred Eshelman, beneficially owns more than 28% of our outstanding common stock. Dr. Eshelman has also loaned us $15.0 million. As a result, he could exert substantial influence over matters requiring approval by our stockholders, including director elections, the amendment of our amended and restated certificate of incorporation and amended and restated bylaws, and the approval of mergers or other business combination transactions. This concentration of ownership might discourage, delay, or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company and might reduce our stock price. These actions may be taken even if they are opposed by other securityholders, including those who purchase securities in this offering.

Provisions in our amended and restated certificate of incorporation and bylaws and of Delaware law might prevent or delay an acquisition of our Company, which could decrease the trading price of our common stock.

Our amended and restated certificate of incorporation, bylaws and Delaware law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirors to negotiate with our Board rather than to attempt a hostile takeover. These provisions include, among others:

●	no right of our shareholders to act by written consent;

●	procedures requiring advance notice of shareholder proposals or nominations for directors for election at shareholder meetings;

●	the right of our Board to issue preferred stock without shareholder approval; and

●	no shareholder rights to call a special shareholders meeting.

Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock, other than Dr. Eshelman, whom we have exempted from application of that specific provision of Delaware law.

We believe these provisions protect our shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with our Board and by providing our Board with more time to assess any acquisition proposal. These provisions are not intended to make our company immune from takeovers. However, these provisions apply even if the offer might be considered beneficial by some shareholders and could delay or prevent an acquisition that our Board determines is not in the best interests of our Company and our shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “might,” “should,” “will,” “potential,” “continue,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes,” or the negative thereof or words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to: the costs, timing, regulatory review and results of our studies and clinical trials; our need to obtain additional funding and our ability to obtain future funding on acceptable terms; our ability to obtain FDA approval of our product candidates; our dependence on the success of a limited number of products and product candidates; our anticipated capital expenditures and our estimates regarding our capital requirements; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; the unpredictability of the size of the markets for, and market acceptance of, any of our products and product candidates; our ability to produce and sell any approved products and the price we are able realize for those products; our ability to find a collaborator for our late-stage compounds; the ability of our collaborators to effectively market approved products for which we receive royalty and sales-based milestone payments; our ability to retain and hire necessary employees and to staff our operations appropriately; our ability to compete in our industry; innovation by our competitors; and our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business. Please also see the discussion of risks and uncertainties under “Risk Factors” above and contained in any supplements to this prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including clinical trials, research and development expenses, marketing and commercialization of our products or future products, if any, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. Our earnings were insufficient to cover fixed charges for each of the years ended December 31, 2009, 2010, 2011, and 2012 and the nine months ended September 30, 2013. As a result, a coverage deficiency is provided for those periods presented in which earnings were inadequate to cover fixed charges. Because of the deficiency, the ratio information is not applicable. Prior to its June 14, 2010 spin-off as a separate company, Furiex was a part of Pharmaceutical Product Development, Inc. The pre-spin-off historical financial information in particular is not likely to be indicative of Furiex's future performance or its future financial position or results of operation, and it does not provide or reflect data as if Furiex had actually operated as a separate, stand-alone entity during the periods covered. The extent to which earnings were insufficient to cover fixed charges is shown below:

		Year Ended
	Nine Months Ended September 30, 2013	2012	2011	2010	2009	2008
(in thousands)
RATIO OF EARNINGS TO FIXED CHARGES	-	-	-	-	-	-

COVERAGE DEFICIENCY	$(23,026)	$(42,851)	$(48,967)	$(49,512)	$(8,299)	-

In calculating the ratio of earnings to fixed charges, earnings consist of loss before income taxes and fixed charges. Fixed charges consist of interest expense, amortized capital expenses related to indebtedness, and the component of rental expense believed by management to be representative of the interest factor for those amounts.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free-writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters or agents with whom we have a material relationship. We will describe, in any prospectus supplement naming an underwriter or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in other transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters might make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities might cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making can stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

Pursuant to our amended and restated certificate of incorporation, we are authorized to issue 40,000,000 shares of common stock, $0.001 par value per share. As of November 30, 2013, we had 10,414,571 shares of common stock outstanding and 3,333 stockholders of record, which excludes stockholders whose shares were held in nominee or street name by brokers.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our bylaws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or in property if, as and when declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to any preferential rights applicable to any outstanding preferred stock. In the event of a liquidation, dissolution, or winding up of our company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock included in this registration statement will be fully paid and nonassessable upon receipt of payment therefor. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent’s address is 59 Maiden Lane, Plaza Level, New York, New York.

NASDAQ Global Market

Our common stock is listed for quotation on The NASDAQ Global Market under the symbol “FURX.” On December 20, 2013, the last reported sale price of our common stock was $41.58 per share.

DESCRIPTION OF PREFERRED STOCK

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by our stockholders. As of the date of this prospectus, no shares of preferred stock were outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement might differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●

the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

●

the date, if any, on which, and the price at which we are obligated to redeem, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities will be unsecured, except as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to reports that we file with the SEC and incorporated by reference in this prospectus, including:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We might issue units composed of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S
CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law and our certificate of incorporation and bylaws discussed below could have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203, but our Board pre-approved purchases of our stock by our Chairman, Fred Eshelman, so Section 203 should not apply to any transaction with him. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement under Section 203 would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws. Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

●

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	provide that special meetings of our stockholders may be called only by the board of directors or by such person or persons duly designated by the board of directors to call such meetings.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2013, filed with the SEC on May 9, August 8 and November 12, 2013, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 28, April 9, May 29, October 4 (as amended), October 28, and November 1, 2013;

●

the description of our common stock contained in our General Form of Registration of Securities on Form 10, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 24, 2010, as amended on April 8, April 29, May 14, May 25, and May 27, 2010; and

●

all of the filings pursuant to the Securities Exchange Act of 1934, as amended, after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Furiex Pharmaceuticals, Inc. Attention: Investor Relations, 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560, (919) 456-7814.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

We estimate that expenses payable by us in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$	*
Legal fees and expenses		$25,000*
Accounting fees and expenses	$	*
Printing expenses	$	*
Miscellaneous	$	*
Total	$	*

*Estimated as permitted under Rule 511 of Regulation S-K.

Item 15.     Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our Amended and Restated Certificate of Incorporation and Bylaws provides for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

All of our directors and officers are covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16. Exhibits.

(a)          The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description	Registrant’s Form	Dated	Exhibit Number	Filed Herewith

1.1	*	Form of Underwriting Agreement.

2.1		Form of Separation and Distribution Agreement between Pharmaceutical Product Development, Inc. and Furiex Pharmaceuticals, Inc.	10-12B	02/24/10	2.1

4.1		Specimen Common Stock Certificate.				X

4.2	*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.3		Form of Indenture.				X

4.4	*	Form of Note.

4.5	*	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.6	*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.7	*	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.8	*	Form of Unit Agreement.

5.1		Opinion of Wyrick Robbins Yates & Ponton LLP.				X

12.1		Computation of Ratio of Earnings to Fixed Charges				X

23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.				X

23.2		Consent of Wyrick Robbins Yates & Ponton LLP (included as part of Exhibit 5.1).				X

24.1		Power of Attorney (included on page S-1, the signature page, hereto).				X

25.1	*	Statement of Eligibility of Trustee.

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

(b)     Financial statement schedule.

None.

Item 17.     Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     [Not applicable.]

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)     That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)     The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)     The undersigned Registrant hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on December 24, 2013.

FURIEX PHARMACEUTICALS, INC. By: /s/ June S. Almenoff June S. Almenoff, M.D., Ph.D. President and Chief Medical Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Furiex Pharmaceuticals, Inc., do hereby constitute and appoint June S. Almenoff and Sailash Patel, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ June S. Almenoff
June S. Almenoff, M.D., Ph.D.	President, Chief Medical Officer and Director (Principal Executive Officer)	December 24, 2013

/s/ Sailash Patel
Sailash Patel	Chief Financial Officer (Principal Financial Officer)	December 24, 2013

/s/ Fredric N. Eshelman
Fredric N. Eshelman, Pharm.D.	Chairman of the Board	December 24, 2013

/s/ Peter B. Corr
Peter B. Corr, Ph.D.	Director	December 24, 2013

/s/ Stephen R. Davis
Stephen R. Davis	Director	December 24, 2013

/s/ Wendy L. Dixon
Wendy L. Dixon, Ph.D.	Director	December 24, 2013

/s/ Stephen W. Kaldor
Stephen W. Kaldor, Ph.D.	Director	December 24, 2013